SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported):
                                October 31, 1996

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                            FRANKLIN RESOURCES, INC.
                            ------------------------
                           (Exact Name of Registrant)



        Delaware                     0-6952                  13-2670991
------------------------      ---------------------     --------------------
(State of Incorporation)      (Commission File No.)         (IRS Employer
                                                            Identification
                                                            Number)



                            777 Mariners Island Blvd.
                           San Mateo, California 94404
                    ----------------------------------------
                    (Address of Principal Executive Offices)



                                 (415) 312-3000
                         -------------------------------
                         (Registrant's telephone number)

ITEM 2.  ACQUISITION OF ASSETS.
         ----------------------

      On October 31, 1996, Franklin Resources, Inc. (the "Registrant") and its subsidiary Franklin Mutual Advisers, Inc. (formerly known as Elmore Securities Corporation), a Delaware corporation ("FMAI"), consummated the acquisition (the "Closing") of certain assets and liabilities of Heine Securities Corporation ("Heine"), a Delaware corporation wholly-owned by Michael F. Price, and all of the outstanding shares of capital stock of Orion Fund Management Limited ("Orion"), a Bermuda company owned by Mr. Price and an affiliated trust, pursuant to an Agreement, dated as of June 25, 1996, as amended on August 28, 1996 and on October 31, 1996 (the "Agreement"). A copy of the Press Release relating to the Closing is attached as Exhibit 99 hereto. Heine and Orion are principally engaged in the business of rendering investment advice and related services, and own certain assets and rights used in connection with the conduct of their businesses. Heine's principal offices are located in Short Hills, New Jersey and Orion's principal offices are located in Hamilton, Bermuda.

      In accordance with the terms of the Agreement, at the Closing, FMAI acquired certain assets, and assumed certain liabilities, of Heine, and purchased all of the outstanding shares of capital stock of Orion, for a base purchase price consisting of (a) $550 million in cash, of which $150 million was deposited into escrow and invested in shares of the Franklin Mutual Series Fund Inc. (formerly known as the Mutual Series Fund Inc.; "Mutual"), a series of funds managed by Heine, which Mutual shares will be released to Heine over a five year period with a minimum $100 million retention for the full five year period, and (b) 1.1 million shares (the "Shares") of the Registrant's common stock. In addition to the base purchase price, the Agreement also provides for a contingent payment to Heine ranging from $96.25 million to $192.5 million under certain conditions if certain agreed upon growth targets are met over the next five years.

      Pursuant to a separate agreement executed at the Closing (a copy of which is attached as Exhibit 2.3), Heine and Mr. Price agreed that, for the two-year period following the Closing, they will not (i) transfer the Shares except under certain circumstances, and (ii) without the prior consent of the Registrant, own more than 4.9% of the Registrant's outstanding common stock on a fully diluted basis. Heine and Mr. Price also agreed to vote the Shares in accordance with the recommendations of the Registrant's Board of Directors, and the Registrant agreed to grant Heine and Mr. Price certain registration rights with respect to the Shares.

      Effective as of the Closing, FMAI assumed the employment agreements between Heine and certain senior executives of Heine, including Mr. Price.

      The purchase price was determined by the parties to the Agreement based on arm's length negotiations. The cash portion of purchase price paid at the Closing was funded through a combination of the Registrant's available funds and from the proceeds of the sale of the Registrant's commercial paper notes.

      The foregoing descriptions of certain provisions of the Agreement are only summaries thereof, and such statements are qualified in their entirety by reference to all provisions of the Agreement. A copy of the Agreement was filed as an Exhibit to the Registrant's Current Report on Form 8-K dated June 25, 1996, and copies of the amendments thereto are attached as Exhibits 2.1 and 2.2 hereto.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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      Financial Statements of Businesses Acquired; Pro Forma Financial
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      Information.
      ------------

      The information required in response to this Item is incorporated by reference to the Registrant's Current Report on Form 8-K dated August 30, 1996.

      Exhibits.
      ---------

      Exhibit 2.1 Amendment No. 1 to the Agreement, dated as of August 28,
                  1996

      Exhibit 2.2 Amendment No. 2 to the Agreement, dated as of October 31,
                  1996

      Exhibit 2.3 Common Stock Agreement, dated as of October 31, 1996

      Exhibit 99  Press Release




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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 31, 1996             FRANKLIN RESOURCES, INC.



                                    By: /s/ Leslie M. Kratter
                                        -------------------------
                                        Name:  Leslie M. Kratter
                                        Title:   Vice President



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

                                 EXHIBIT INDEX

      Exhibits          Description
      --------          -----------

      Exhibit 2.1 Amendment No. 1 to the Agreement, dated as of August 28,
                  1996

      Exhibit 2.2 Amendment No. 2 to the Agreement, dated as of October 31,
                  1996

      Exhibit 2.3 Common Stock Agreement, dated as of October 31, 1996

      Exhibit 99  Press Release



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